EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated April 21, 2016, with respect to the statement of condition including the related portfolio of Investment Grade Municipal Trust, 7-13 Year Series 68 (included in Invesco Unit Trusts, Municipal Series 1258) as of April 21, 2016, contained in Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-205292) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
April 21, 2016